RELEASE

This Agreement and Release (this "Agreement") is entered into as of December 23, 2014 (the "Effective Date") by and among Signature Stock Transfer, Inc. ("Creditor"), and Wolverine Holding Corp., a Delaware corporation ("Debtor"), with reference to the facts set forth in the Recitals below:

RECITALS

A. **WHEREAS,** Creditor provided certain monies or services to Company prior to the Effective Date for which there is a remaining balance due, including all accrued and unpaid interest and/or penalties, in the amount of $ 25,000 ("Amount Due");

B. **WHEREAS,** Creditor and Debtor agree that the Amount Due represents all monies, services and/or any other form of consideration owed to Creditor by Company as of the Effective Date; and

C. **WHEREAS,** Debtor desires to (i) make payment on services in the Amount Due and (ii) Creditor wishes to receive payment on services and provided in the Amount Due.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

AGREEMENT

1. **Release**. Creditor represents and warrants to Debtor that all references contained in this Agreement to "Creditor" includes them either individually or jointly and that: (i) Creditor, as of the Effective Date, has not previously assigned or transferred in any manner, or purported to have assigned or transferred in any manner, any Claim (as defined below) or right set forth in this Agreement or arising out of the Amount Due, (ii) the Amount Due represents all monies, services or any other form of consideration owed to Creditor by Company as of the Effective date, (iii) Creditor understands that by signing this Agreement, Creditor is accepting the Amount Due on or before 10 days from the Effective Date, (iv) upon Creditor's receipt of the Amount Due, Creditor shall have received full compensation from the Debtor of the entire

Amount Due and Creditor shall have no further claims against Debtor for monies owed, services rendered or otherwise; and (v) Creditor confirms that Debtor has provided Creditor with a reasonable opportunity to ask questions of and receive sufficient relevant information from Debtor concerning Debtor and the activities of Debtor, or to otherwise secure additional information, to the extent that Debtor possesses such information, as well as the opportunity to seek the advice of counsel.

In consideration of the mutual covenants and agreements set forth herein, and except with respect to obligations arising under this Agreement, Creditor, on their own behalf and on behalf of their current or former successors-in-interest, assigns, transferees, affiliates, representatives, partners, shareholders, officers, directors, employees and agents (collectively "Creditor Affiliated Parties"), hereby fully and forever release, remise and discharge Debtor and its current or former successors-in-interest, assigns, transferees, affiliates, representatives, partners, shareholders, officers, directors, employees, agents, principals, predecessors, alter egos, parents, subsidiaries, affiliates, attorneys, insurers and successors (collectively, "Debtor Affiliated Parties"), and each of them of and from any and all liabilities, claims, demands, actions, causes of action, rights, obligations, compensation, expenses, contracts, agreements and debts, whether or not direct or indirect, contingent, accrued, inchoate, liquidated or unliquidated, foreseen, or unforeseen, matured or unmatured, or known or unknown which the Creditor and their Creditor Affiliated Parties has or may have against the Company and its Company Affiliated Parties from the beginning of time up to the Effective Date of this Agreement, including, but not limited to, any and all claims, demands, grievances, causes of action or suit of any kind arising out of, related to, or in any way connected with, the dealings between the parties to date, including any claims related to any employment or consulting relationship and/or its termination (collectively, "Claims"). Creditor acknowledges and agrees that this release of all of Creditor's Claims includes, but is not limited to, the release and waiver of any and all legal or administrative claims arising under any express or implied contract, law (federal, state or administrative), rule, regulation, or ordinance, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the California Fair Employment and Housing Act, and any other law or regulation relating to employment or employment discrimination.

2. Advice of Counsel. By executing this Agreement, Creditor acknowledges that they have read this Agreement and have had an opportunity to receive independent legal advice with respect to executing this Agreement and that Creditor on their own behalf and on the behalf of their Creditor Affiliated Parties hereby agree that

all rights under Section 1542 of the Civil Code of the State of California are hereby waived by them and their Affiliated Parties. Section 1542 provides as follows:

"A general release does not extend to claims which the Creditor does not know of or suspect to exist in their favor at the time of executing the release, which if known by them must have materially affected their settlement with the Debtor or the Company."

IN WITNESS WHEREOF, this Release has been duly executed and delivered by the parties hereto on the date first above written.

DEBTOR:

WOLVERINE HOLDING CORP.,

A Delaware Corporation

____

Pedram Naimi, President

CREDITOR:

Signature Stock Transfer, Inc.

A. Texas Corporation

____

Jason Bogutski, President

______________ (initials)

JMB (initials)